Exhibit (a)(1)(B)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other appropriate independent financial adviser who, if you are resident in Ireland, is authorised or exempted under the European Communities (Markets in Financial Instruments) Regulations (Nos 1 to 3) 2007 of Ireland (as amended), or the Investment Intermediates Act 1995 of Ireland (as amended), or, who, if you are resident in the United Kingdom, is authorised under the Financial Services and Markets Act 2000 of the United Kingdom, or from another appropriately authorised independent financial adviser if you are resident in a territory outside Ireland or the United Kingdom.

This Form of Acceptance should be read in conjunction with the accompanying offer document addressed to Elan stockholders dated 2 May 2013 (the “Offer Document”). Unless the context otherwise requires, terms used in this Form of Acceptance should bear the same meaning as in the Offer Document.

If you sell or have sold or otherwise transferred all your Elan Shares (other than pursuant to the Offer), please send the accompanying Offer Document, and/or other related documents and the reply-paid envelope (but not this personalised Form of Acceptance) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the Offer is not being made, directly or indirectly, in or into any jurisdiction where it would be unlawful to do so. Any person who would, or would otherwise intend to, forward this document and/or the accompanying documentation to any jurisdiction outside Ireland or the United Kingdom or the United States should read the further details in this regard which are contained in paragraph 7 (Overseas Stockholders) of Part B of Appendix I to the Offer Document before taking any action.

Except where it is lawful to do so, the Offer is not being made, directly or indirectly, in or into any jurisdiction where it would be unlawful to do so. Accordingly, copies of this Form of Acceptance, the Offer Document and any related documents are not being, and must not be, mailed, forwarded, sent, transmitted or otherwise distributed in or into any jurisdiction where it would be unlawful to do so and persons receiving this Form of Acceptance, the Offer Document and related documents (including, without limitation, custodians, nominees and trustees) must not distribute or send them in or into any jurisdiction where it would be unlawful to do so. Doing so may render invalid any purported acceptance of the Offer by persons in any jurisdiction where it would be unlawful to do so.

J.P. Morgan, together with its affiliate J.P. Morgan Cazenove (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom), is acting exclusively for Echo Pharma Acquisition Limited (“Royalty Pharma”) and RP Management in connection with the offer and for no one else and is not, and will not be, responsible to anyone other than Royalty Pharma and RP Management for providing the protections afforded to clients of J.P. Morgan or its affiliates, or for providing advice in relation to the Offer or any other matters referred to in the offer document or in this document.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (in its capacity as financial advisor), together with its affiliate, Merrill Lynch International (which is authorised and regulated by the Financial Conduct Authority in the United Kingdom) (together, “BofA Merrill Lynch”), both subsidiaries of Bank of America Corporation, are acting exclusively for Royalty Pharma and RP Management in connection with the Offer and for no one else, and are not, and will not be, responsible to anyone other than Royalty Pharma and RP Management for providing the protections afforded to clients of BofA Merrill Lynch or its affiliates or for providing advice in relation to the Offer or any other matters referred to in the offer document or in this document.

Groton Partners is acting exclusively for Royalty Pharma and RP Management in connection with the Offer and for no one else and is not, and will not be, responsible to anyone other than Royalty Pharma and RP Management for providing the protections afforded to its clients or for providing advice in relation to the Offer or any other matters referred to in the offer document or in this document.

FORM OF ACCEPTANCE AND AUTHORITY

Cash Offer
by

ECHO PHARMA ACQUISITION LIMITED

for

ELAN CORPORATION, PLC

(the Offer)

Acceptance of the Offer should be received by no later than
1:00 p.m. on 31 May 2013

ACTION TO BE TAKEN TO ACCEPT THE OFFER

•	To accept the Offer, you must complete this Form of Acceptance by following the instructions set out on pages 2 and 4 and sign it on page 3.
•	If your Elan Shares are in certificated form, return the duly completed and signed Form of Acceptance, accompanied by your share certificate(s) and/or other document(s) of title by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland or by post (for which purpose a reply-paid addressed envelope is enclosed) to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland as soon as possible, but in any event so as to be received not later than 1.00 p.m. (Irish time) on 31 May 2013. No acknowledgement of receipt of documents will be given.
•	If your Elan Shares are in certificated form and any of your share certificate(s) and/or other document(s) of title are held by your bank, stockbroker or other agent, you should nevertheless complete, sign and return this Form of Acceptance as stated above, together with your share certificate(s) and/or other document(s) of title that you may have available, accompanied by a letter stating that the balance will follow, and they should then be lodged as soon as possible thereafter, as stated above.
•	If your Elan Shares are in certificated form and any of your share certificate(s) and/or other documents of title are lost, you should nevertheless complete, sign and return this Form of Acceptance as stated above, together with your share certificate(s) and/or document(s) of title that you may have available, accompanied by a letter stating that you will obtain a letter of indemnity in respect of those which are lost. The letter of indemnity should be lodged as soon as possible thereafter, as stated above.
•	If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance. If your Elan Shares are held wholly or partly in CREST you should return a separate completed and signed Form of Acceptance as stated above in respect of your CREST and certificated holdings and take the further action set out in paragraph 9 on page 4 of this Form of Acceptance. For this purpose, the participant ID of the Receiving Agent is 7RA08, the member account ID of the Receiving Agent is ECHOELAN and the Form of Acceptance reference number of this Form of Acceptance for insertion in the first eight characters of the shared note field on the TTE instruction is shown on page 3 of this Form of Acceptance next to Box 6. You should ensure that the transfer settles not later than not later than 1.00 p.m. (Irish time) on 31 May 2013.
•	All Elan Shareholders who are individuals must sign in the presence of a witness, who must also sign where indicated. If you hold Elan Shares jointly with others, you must arrange for all joint holders to sign this Form of Acceptance.
•	You should read Sections B, D and E of Appendix I to the Offer Document, the provisions of which are deemed to be incorporated in and form part of this Form of Acceptance.
•	Do not detach any part of this Form of Acceptance.
•	Please see the notes on page 4 of this Form of Acceptance for more detailed instructions.
•	If you have any questions as to how to complete this Form of Acceptance, please contact Capita Registrars (Ireland) Limited by telephone on (01) 5530090 or, if you are calling from outside Ireland, on +353 1 5530090.

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

The provisions of Sections B and D of Appendix I to the Offer Document are deemed to be incorporated and form part of this Form of Acceptance

1	THE OFFER
	To accept the Offer, insert in Box 1 the total number of Elan Shares you wish to accept the Offer. If no number or a greater number than your registered holding of Elan Shares is written in Box 1, and you have signed Box 3, you will be deemed to	have accepted the Cash Offer in respect of your entire registered holding of Elan Shares.	Complete here →

2	FULL NAME(S) AND ADDRESS(ES)
	This is the address to which your consideration and/or other documents will be sent, provided the address inserted is not in any jurisdiction where it would be unlawful to do so, failing which Box 5	must be completed with an address outside any of those countries. Please ensure that your name and address are correct. If not, please amend and then return this Form of Acceptance as normal.	If appropriate amend here →

3	SIGNATURES
Individuals
	To accept the Offer you must sign Box 3 and, in the case of a joint holding, arrange for ALL joint holders to do likewise. All registered holders, including joint holders, must sign Box 3 in the presence of a witness who must also sign Box 3 where indicated. If these instructions are not followed, this Form of Acceptance will be invalid. The witness must be over 18 years of age and must not be another joint holder signing the Form of Acceptance.	The same witness may witness separately the signature of each joint holder. The witness should also print his/her name where indicated. If the Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Form of Acceptance in the presence of a witness who also must sign Box 3 where indicated. You should also deliver evidence of your authority in accordance with the notes on page 4.	Sign and witness here →

Corporates
	A body corporate incorporated in Ireland must execute under seal, the seal being affixed and witnessed in accordance with its articles of association or equivalent regulations and in accordance with section 38(1)(a) of the Companies Act 1963 of Ireland (as amended). A body corporate incorporated outside Ireland should execute this Form of Acceptance as a deed in accordance with the laws of the territory in which the relevant company is incorporated and with the provisions of its articles of association or equivalent regulations.	A company (other than a company incorporated in Ireland) may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable, in accordance with section 44 (2) of the Companies Act 2006 of England and Wales, if incorporated in England and Wales.	Sign and witness here →

4	OVERSEAS SHAREHOLDERS
	If you are unable to give the warranties and representations required by paragraph 1 (c) of Part E of Appendix I to the Offer Document, you must put “NO” in Box 4. If	you do not put “NO” in Box 4 you will be deemed to have given such warranties and representations.	If appropriate complete here →

5	ALTERNATIVE ADDRESS
	Complete Box 5 if you wish the consideration and/or other documents to be sent to someone other than the sole or first-named registered holder at the address set out in Box 2 (e.g. your bank manager or stockbroker but not in any jurisdiction	where it would be unlawful to do so), Box 5 must be completed by holders who have completed Box 4 and who have registered addresses in any jurisdiction where it would be unlawful to do so.	If appropriate complete here →

6	PARTICPANT ID AND MEMBER ACCOUNT ID (HOLDINGS IN CREST ONLY)
	If your Elan Shares are held in CREST,you must insert in Box 6 the participant ID and the member account ID under which such shares are held by you in CREST. You must also transfer (or procure the transfer of) the Elan Shares concerned to an escrow balance, specifying in the TTE instruction	the participant ID and the member account ID inserted in Box 6 and the eight digit Form of Acceptance reference number of this Form of Acceptance.	If appropriate complete here →

Please complete this Form of Acceptance IN BLOCK CAPITALS in accordance with the instructions on page 2 and the notes on page 4.

The provisions of Sections B and D of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance.

1	TO ACCEPT OFFER		Box 1
	Insert in Box 1 the number of Elan Shares in respect of which you wish to accept the Offer. Complete Box 3 (and, if appropriate, Boxes 4, 5 and 6) and sign Box 3 in the presence of a witness	Number of Elan Shares in respect of which you wish to accept the Offer

2	FULL NAME(S) AND ADDRESS(ES)		Box 2

3	SIGN HERE TO ACCEPT THIS OFFER		Box 3
	Executed by individuals:	Witnessed by:
Signed and delivered as a deed by:

Signature	Signature and name of witness	Address of Witness

Signature	Signature and name of witness	Address of Witness

Signature	Signature and name of witness	Address of Witness

Signature	Signature and name of witness	Address of Witness

NOTE: THE SIGNATURES OF EACH REGISTERED HOLDER SHOULD BE WITNESSED. A WITNESS MUST NOT BE ONE OF THE REGISTERED JOINT HOLDERS.

Execution by a company

*Present when the common seal of the company was affixed here, or
*Executed and delivered by the company named here as a deed *delete as appropriate

Signature of director	Name of director	Name of company

Signature of director/secretary	*Name of director/secretary	Affix seal here (if applicable)

4	OVERSEAS SHAREHOLDERS	Box 4
Please put “NO” in Box 4 if you are unable to give the warranties and representations relating to Overseas Shareholders in paragraph 1 (c) of Part E of Appendix I to the Offer Document.

5	ALTERNATE ADDRESS	Box 5
	Addresses outside any jurisdiction where it would be unlawful to make the Offer directly or indirectly, to which consideration and/or other documents are to be sent if not that set out in Box 2 above.	Name:
Address:

Postcode

6	PARTICIPANT ID AND MEMBER ACCOUNT ID	Box 6
	Complete this Box only if your Elan Shares are in CREST. The Form of Acceptance reference number in this Form of Acceptance is: __________	participant ID

member account ID

NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM OF ACCEPTANCE

In order to be effective, this Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holder, by ALL the joint holders and each individual signature must be independently witnessed. A body corporate incorporated in Ireland must execute under seal, the seal being offered and witnessed in accordance with its articles of association or equivalent regulations and in the case of a company incorporated in Ireland in accordance with section 38(1)(a) of the Companies Act 1963 of Ireland (as amended). A body corporate incorporated outside Ireland should execute this Form of Acceptance in accordance with the laws of the territory in which the relevant company is incorporated and with the provisions of its articles of association or equivalent regulations. A company (other than a company incorporated in Ireland) may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable in accordance with Section 44 (2) of the Companies Act 2006 of England and Wales, if incorporated in England and Wales.

In order to avoid inconvenience to yourself and delay, the following points may assist you:

1.	If a holder is away from home (eg abroad or on holiday): send this Form of Acceptance by the quickest means (eg air mail) to the holder for execution (provided that such documents may not be forwarded or transmitted, by any means, in or into any jurisdiction where it would be unlawful to do so) or, if he/she has executed a power of attorney, the attorney should sign the Form of Acceptance and the original power of attorney (or a copy duly certified thereof) must be lodged with this Form of Acceptance for noting (see 7 below). No other signatures are acceptable.

2.	If you have sold all, or otherwise transferred all your Elan Shares: do not complete this Form of Acceptance. Please send the accompanying Offer Document and/or any other related documents and the reply-paid envelope (but not this personalised Form of Acceptance) to the purchaser or transferee or the stockbroker, bank, or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted, by any means, in or into any jurisdiction where it would be unlawful to do so. If your Elan Shares are in certificated form, and you wish to sell or otherwise transfer part of your holding of Elan Shares and also wish to accept the Offer in respect of the balance and are unable to obtain the balance certificate in time to deliver it by post to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland by 1.00 p.m. on 31 May 2013, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or certification, signed on behalf of the registrar of Elan, namely Computershare Investor Services Ireland Ltd, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland in respect of the balance of your holding of Elan Shares.

3.	If the sole holder has died: and if a grant of probate or letters of administration has/have been registered with Elan (or its registrar), this Form of Acceptance must be singed by the personal representative(s) of the deceased and returned with the share certificate(s) and/or other document(s) of title by post to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland by 1.00 p.m. on 31 May 2013. If a grant of probate or letters of administration has not/have not been registered with Elan (or its registrar), the personal representatives or the prospective personal representatives or executors should sign this Form of Acceptance and forward it with the share certificate(s) and/or other document(s) of title. However, a grant of probate or letters of administration must be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland before the consideration due can be forwarded to the personal representatives or executors. All signatures must be witnessed.

4.	If one of the joint-registered holders had died: this Form of Acceptance must be signed by all surviving holders in the presence of a witness and lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland with the share certificate(s) and/or other document(s) of title and accompanied by the death certificate by 1.00 p.m. on 31 May 2013. However the death certificate in respect of the deceased holder must be lodged with the registrar of Elan, Computershare Investor Services Ireland Ltd, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland before the consideration due can be dispatched.

5.	If your Elan Shares are in certificated form and the share certificate(s) is/are held by your bank, stockbroker or some other agent: the completed Form of Acceptance together with any share certificate(s) and/or other document(s) of title that you may have available should be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland, together with a letter stating that the share certificate(s) and/or other document(s) of title to be forwarded by your bank, stockbroker or other agent as soon as possible thereafter.

6.	If your Elan Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title: the completed Form of Acceptance and any share certificate(s) and/or other document(s) of title which you may have available should be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland, and accompanied by a letter stating that you have lost one or more of you share certificate(s) and/or other document(s) of title. At the same time, you should write to the registrars of Elan, Computershare Investor Services Ireland Ltd, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland, requesting that a letter of Indemnity be sent to you which, when completed in accordance with the instructions given, should be returned as soon as possible by post to Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland.

7.	If the form has been signed under power of attorney: the completed Form of Acceptance together with the share certificate(s) and/or other document(s) of title should be lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland and accompanied by the original power of attorney (or a copy duly certified thereof). The power of attorney will be noted by Capita Registrars (Ireland) Limited and returned as directed.

8.	If your name or other particulars are shown incorrectly on the share certificates:

Incorrect name, e.g.:

Name on the share certificate(s)	Jack Grimes

Correct Name	John Grimes

The Form of Acceptance should be completed in your correct name and lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland with your share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name Elan Shares are registered is one and the same as the person who has signed the Form of Acceptance. If an incorrect address is shown, the correct address should be written on this Form of Acceptance. If you have changed your name, lodge your marriage certificate or dead poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Form of Acceptance for noting.

9.	If your Elan Shares are held wholly or partly in CREST: in relation to those of your Elan Shares in CREST, you should take the action set out in paragraph 1(d) of Part D (further Details on the Offer) of the Offer Document to transfer your Elan Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance reference number (which appears on page 3 of this Form of Acceptance) so that such number can be inserted in the TTE instruction.

If your Elan Shares are held partly in CREST and partly in certificated form, you will need to complete a separate Form of Acceptance for Elan Shares held in uncertificated form but under different Member Account IDs and for Elan Shares held in certificated forms but under different designations. Additional Forms of Acceptance may be obtained from Capita Registrars (Ireland) Limited on (01) 553 0090 or, if you are calling from outside Ireland on +353 1 553 0090. You should take care to complete the details required in Box 6 of this Form of Acceptance relating to your CREST holding.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form of Acceptance, as only your CREST sponsor will be able to send the necessary TTE instruction to Euroclear.

The consideration due to you under the Offer cannot be sent to you until all relevant documents have been properly completed and lodged by post with Capita Registrars (Ireland) Limited, P.O. Box 7117, Dublin 2, Ireland or by hand (during normal business hours only) with Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland. Notwithstanding that no share certificate(s) and/or other document(s) of title is/are delivered with this Form of Acceptance, the Form of Acceptance, if otherwise valid and if accompanied by an appropriate endorsement of certification to the effect that Elan Shares referred to therein are available for acceptance, and signed on behalf of the registrar of Elan, will be treated as valid for all purposes.

If you are in any doubt as to the procedure for acceptance, please telephone Capita Registrars (Ireland) Limited on 01 5530090 or, if you are calling from outside Ireland, on +353 1 5530090.

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